                                                                   Exhibit 10.19

                 FIRST AMENDMENT TO INTERNET RESALE AGREEMENT

     This First Amendment to Internet Resale Agreement (the "First Amendment") is entered into on July 31, 2000, effective as of July 24, 2000 (the "Effective Date") between Ingram Micro Inc. ("Ingram") and PeoplePC, Inc. ("PeoplePC").

     WHEREAS, on or about August 1, 1999, the parties entered into an agreement entitled "Internet Resale Agreement" (the "Resale Agreement"), pursuant to which Ingram agreed to purchase and resell personal computer systems to PeoplePC; and

     WHEREAS, the parties subsequently entered into two Letters of Understanding, the first (the "Ford LOU") governing the resale of personal computers in connection with PeoplePC's program with Ford Motor Company ("Ford"), and the second (the "Delta LOU") governing the resale of personal computers in connection with PeoplePC's program with Delta Airlines, Inc. ("Delta"); and

     WHEREAS, the parties wish to replace the credit, payment, and other terms contained in the Ford LOU and the Delta LOU with the terms set forth in this First Amendment, and otherwise with this First Amendment to replace and supersede the Ford LOU and the Delta LOU;

     NOW, THEREFORE, the parties agree as follows:

         1. Termination of the Ford and Delta LOUs. The Ford LOU and the Delta LOU are hereby terminated and superseded entirely by this First Amendment. The terms of this First Amendment will take precedence over any conflicting terms contained in the Resale Agreement or in Ingram's Sales Terms and Conditions (as such Terms and Conditions are constituted from time to time). As used herein, the term "First Amendment" shall mean and include the Resale Agreement, as amended by this First Amendment.

         2. Products Sold. Ingram will sell to PeoplePC the computer systems and products in the quantity and type specified in purchase orders issued from time to time by PeoplePC to Ingram, each in the form attached hereto as Attachment A (each, a "Purchase Order"); subject, however, to any and all production and delivery constraints of Ingram's suppliers. Such computer systems and related products will be referred to herein as the "Products." Except as set forth in the next sentence, (i) each Purchase Order, once issued, will be irrevocable and noncancellable, and (ii) no act or failure to act by Ford, Delta, any other PeoplePC customer or Hewlett-Packard Company ("HP") shall relieve PeoplePC of its obligation to buy the Products referred to in a Purchase Order. PeoplePC may revoke or cancel a Purchase Order (or the relevant portion thereof), and action or inaction by HP may relieve PeoplePC of its obligation to buy one or more of the Products covered by a Purchase Order, only if and to the extent that (i) HP supplies materially non-conforming or defective Product(s) to Ingram pursuant to the corresponding purchase order issued by Ingram to HP, (ii) Ingram becomes aware of such non-conformity or defect in the Product(s), and
(iii) by virtue of such non-conformity or defect, Ingram under its agreements with HP has a valid defense to payment of HP for such non-conforming or defective Product(s). In all cases where (i) PeoplePC

                                       1.

maintains that one or more Products supplied by HP are materially non-conforming or defective, and (ii) PeoplePC pursuant to the preceding sentence is not entitled to revoke or cancel the applicable Purchase Order(s) (or the relevant portion thereof) and is not relieved of its obligation to buy one or more of the Products covered by such Purchase Order(s), Ingram shall assign to PeoplePC any rights that Ingram has or may have against HP respecting the Products covered by such Purchase Order(s), and Ingram shall provide all cooperation reasonably requested by PeoplePC in order for PeoplePC to assert and vindicate such assigned rights, including, without limitation, communicating directly with HP if PeoplePC deems such direct communication by Ingram to HP to be necessary or appropriate, provided that People PC shall be obligated to pay any expenses (including attorney's fees and costs) reasonably incurred by Ingram in connection with such cooperation.

         3. Delivery Dates. Ingram and PeoplePC will cooperate reasonably together and with HP to schedule the production and delivery of personal computer systems specified in a given Purchase Order for the Ford and Delta Programs. Ingram will have no obligation to deliver timely to PeoplePC any portion of the Products not timely delivered by HP to Ingram (an "HP Delay Event"), nor shall an HP Delay Event excuse (i) any obligation of PeoplePC hereunder to pay any invoice that is due and payable, or (ii) any other obligation of PeoplePC hereunder with respect to any Purchase Order, except to the extent that Ingram, as a result of such HP Delay Event and at PeoplePC's request, is able to cancel Ingram's corresponding purchase order issued to HP.

         4. Cost of Products. Ingram shall sell the Products to PeoplePC, and People PC shall purchase the Products from Ingram, for an amount equal to Ingram' s Landed Replacement Cost divided by .960 (the "Purchase Price). As used in this First Amendment, Landed Replacement Cost means the sum of: (i) the cost of the Products as actually invoiced to Ingram by HP (excluding therefrom any rebate, discount or other price reduction not appearing on the face of the invoice), (ii) all inbound freight, insurance and handling costs incurred by Ingram in receiving the Product into its inventory, (iii) a "rebox" with "open me first" charge of $10.50 per order shipped to Delta employees, and (iv) a $4.00 ASR, Adult Signature charge on all UPS orders for Ford.

         5.  Payment and Security for Payment.

             a. Ingram has heretofore required that PeoplePC prepay the full amount of the purchase price with respect to Purchase Orders submitted by PeoplePC, prior to Ingram issuing its own purchase order to HP for the Products. The parties now wish to replace the prepayment terms with the following payment terms, effective with the Purchase Order issued by PeoplePC to Ingram dated July 24, 2000:

                 (1) PeoplePC will maintain with a national bank or trust institution that is acceptable to Ingram in its sole discretion (the "Bank") and that is willing to execute the Security, Control and Escrow Agreement in the form attached hereto as Exhibit B (the "SCEA") an interest bearing deposit account (the "Deposit Account"), which account will be pledged to Ingram and subject to the terms of the SCEA, which must be executed by People PC, Ingram and the Bank. Ingram agrees that the initial Bank shall be U.S. Trust of California, N.A., subject to Ingram's right to select another Bank and require the Deposit Account to be moved to such other

                                       2.

Bank if such other Bank is willing to execute an SCEA. PeoplePC will own the Deposit Account and the funds held in the Deposit Account, including all interest accruing on such funds. Pursuant to the SCEA, PeoplePC will grant to Ingram a first priority security interest in the Deposit Account and the funds maintained therein, to secure the full performance of PeoplePC's obligations under this First Amendment and any other agreement that by its terms recites it is so secured. Among other things, the SCEA will provide in substance that Ingram may upon the giving of written notice to Bank and PeoplePC, and without PeoplePC's consent therefor, withdraw funds from the Deposit Account necessary in Ingram's sole discretion to satisfy PeoplePC's obligations under the First Amendment. The SCEA will also provide that Bank shall have no right or obligation to condition or make further inquiry into Ingram's instructions regarding the withdrawal of funds from the Deposit Account. The SCEA will also restrict PeoplePC's right to withdraw funds from the Deposit Account without Ingram's written consent. PeoplePC will be entitled to all interest that accrues on funds maintained in the Deposit Account.

                 (2) As set forth with more particularity in paragraph 5.a(3) below, PeoplePC will from time to time upon Ingram's request fund the Deposit Account in an amount (the "Purchase Deposit") equal to 25% (the "At-Risk Percentage") of the sum (the "Ingram Exposure") of (A) the aggregate purchase price of Products that Ingram has received in inventory, but not yet shipped to PeoplePC or the person or entity designated by PeoplePC, and (B) the aggregate purchase price of Products that Ingram has ordered but not yet received from HP or any other vendor in reliance on a PeoplePC Purchase Order.

                 (3) Commencing with the Purchase Order issued by People PC to Ingram on July 24, 2000, PeoplePC is obligated to cause to be deposited into the Deposit Account the initial Purchase Deposit in an amount equal to 25% of the aggregate amount of such Purchase Order. The parties hereto acknowledge that PeoplePC advanced such initial Purchase Deposit directly to Ingram by wire transfer on July 24, 2000, and Ingram agrees that it will transfer such funds into the Deposit Account as the initial Purchase Deposit required under the preceding sentence. Commencing on Thursday, August 3, 2000 and continuing on each Thursday thereafter during the Term (each a "Calculation Date"), (i) Ingram shall recalculate the Purchase Deposit by multiplying the At-Risk Percentage times the Ingram Exposure as of close of business on the Wednesday immediately preceding such Calculation Date (such product, as to any Calculation Date, being hereinafter referred to as the "revised required Purchase Deposit"), (ii) Ingram shall provide written notice of such revised required Purchase Deposit to PeoplePC by facsimile transmission and e-mail at the fax number and e-mail address specified following PeoplePC's signature line below, (iii) if such revised required Purchase Deposit is more than the then-existing Purchase Deposit by more than 10%, PeoplePC shall within one (1) business day deposit additional amounts in the Deposit Account so that the amount on deposit equals such revised required Purchase Deposit, and (iv) if such revised required Purchase Deposit is less than the then-existing Purchase Deposit by more than 10% PeoplePC shall be entitled to withdraw funds from the Deposit Account so that the amount on deposit equals such revised required Purchase Deposit; provided, however, that such withdrawal shall only be made with notice to and a written countersignature by Ingram, which countersignature shall not be withheld, delayed or conditioned by Ingram. Although PeoplePC's obligations to make all required Purchase Deposits are part of the secured obligations under the SCEA, if PeoplePC fails or refuses to make a required Purchase Deposit pursuant to notice given by Ingram under clauses (ii) and (iii) of the immediately preceding sentence, Ingram's remedy for such breach by PeoplePC shall be

                                       3.

the right to refuse to accept more Purchase Orders from PeoplePC, and/or order additional Product from HP, until either (i) PeoplePC has made the required Purchase Deposit, or (ii) at a subsequent Calculation Date, the Ingram Exposure has decreased such that the increase to the Purchase Deposit is no longer necessary. Further, with respect to any default by PeoplePC on any secured obligation that is not a monetary obligation, Ingram shall provide written notice of such default to PeoplePC at the fax number and e-mail address set forth on the signature page of this First Amendment before seeking any recourse against the Deposit Account or the funds therein, and, to the extent such default is capable of being cured, Ingram shall not seek any recourse against the Deposit Account or the funds therein unless and until (i) ten (10) days have elapsed from the date of such written notice to People PC, and (ii) PeoplePC has failed to cure such default during such 10-day period.

                 (4) In order to provide for a consistent process in measuring the Ingram Exposure on a Calculation Date, PeoplePC will undertake in good faith to deliver its Purchase Orders to Ingram on Fridays or before noon PST on Mondays. Ingram will correspondingly in good faith undertake to deliver its purchase orders to HP on Tuesday.

                 (5) Except for fundings of the Purchase Deposit to be made by PeoplePC from time to time pursuant to subparagraph (3) above, Ingram will not require prepayment with respect to Purchase Orders issued on and after July 24, 2000. Further, with respect to Purchase Orders issued before July 24, 2000 for which prepayment has been made by PeoplePC, the parties agree that promptly following execution of this First Amendment, they will work together to calculate an amount, using an interest rate and formula to be mutually agreed upon, which is intended to reflect the time-value-of-money component lost to PeoplePC on and after July 24, 2000 on the balance of prepaid cash and consigned inventory of PeoplePC held by Ingram as of immediately before the Effective Date of this First Amendment.

             b. Payment for the Products and any shipping, freight or storage or returned or refused Product charges, as the case may be, shall be due upon the earliest of the following: (i) two (2) business days after the date PeoplePC receives an invoice from Ingram reflecting shipment of the Product to a People PC customer (or sale of the Product to PeoplePC pursuant to paragraph 9 below), or (ii) two (2) business days from the date PeoplePC receives an invoice from Ingram reflecting such shipping, freight or storage or returned or refused product charge, as they case may be; provided, however, that any invoice received by PeoplePC after 11:00 a.m., Pacific time, will be deemed to have been received on the following business day.

             c. The parties acknowledge that PeoplePC's agreement to the At-Risk Percentage stated in paragraph 5.a(2) is based in part on the existence of certain restrictions on resale contained in Ingram's agreement with HP. Ingram will use its reasonable commercial efforts during the forty-five (45) day period following the date of this First Amendment to amend its agreement with HP to remove or mitigate such restrictions. Ingram will report to PeoplePC on the status of such discussions. To the extent Ingram is successful in amending its agreement with HP, Ingram agrees that it will promptly engage in good-faith negotiations with PeoplePC for an appropriate downward adjustment to the At-Risk Percentage.

             d. PeoplePC shall pay Ingram for all of the Products sold to PeoplePC, irrespective of whether the Products or any part thereof are sold to a PeoplePC customer.

                                       4.

         6. Term. The term of the Resale Agreement and this First Amendment (the "Term") shall extend to December 31, 2000.

         7. Labels. Ingram will place labels provided by PeoplePC on the shipping containers of each Product before shipping the Product to PeoplePC's customer; provided that PeoplePC delivers all such labels in sufficient quantity to Ingram within five (5) days following the date of this First Amendment, and from time to time thereafter upon Ingram's request for resupply.

         8. Shipping and Freight Charges. Ingram will ship the Products to locations specified by PeoplePC within the United States, including Alaska and Hawaii. Ingram shall ship the Products for Ford and Delta customers via freight method specified by People PC. For PeoplePC consumer business, Ingram will ship Product the best way via ground. via UPS ground freight, unless another carrier is specified by PeoplePC in writing five (5) days prior to shipment. PeoplePC shall pay to Ingram the freight costs incurred by Ingram in shipping the Products, however shipped pursuant to the foregoing provisions.

         9. Storage Charges. PeoplePC shall pay a storage fee to Ingram equal to $10 per month for each Product held by Ingram in its inventory for more than thirty (30) days. After sixty (60) days in inventory without direction from PeoplePC to ship Product to a PeoplePC customer, Ingram shall have the right to invoice PeoplePC for such Product, and will continue to charge PeoplePC storage fees until the Product is shipped in accordance with instructions from PeoplePC.

         10. Returned and Refused Products. Ingram shall accept Product that is refused and, if undamaged and unopened, return it to inventory to be shipped to other People PC customers. Ingram shall accept Product that is returned to it by a PeoplePC customer ("returned "Product"), provided that PeoplePC has first contacted Ingram to provide a Returned Merchandise Authorization ("RMA") for PeoplePC's customer for such returned Product. In each case where Ingram has so received and accepted any returned or refused Product, (i) Ingram shall provide facsimile or e-mail notice to PeoplePC of such receipt and acceptance, identifying such Product by SKU number, by the applicable RMA (if returned Product), and, to the extent feasible and practicable for Ingram by reference to the applicable invoice, and (ii) People PC shall pay to Ingram a returns handling fee of $40 per CPU, printer, or monitor and $15 per other Product unit (including laptop computers) for each such returned Product. Ingram shall hold all such returned Product (and any refused Product that is not shipped to other People PC customers pursuant to the first sentence of this paragraph 10) in inventory pending further instruction by PeoplePC; provided, however, nothing herein shall create an obligation on Ingram to store any such refused or returned Product for more than sixty (60) days after PeoplePC's receipt of the written notice pertaining to such Product referred to in clause (i) of the immediately preceding sentence. Thereafter. Ingram shall be free to dispose of such refused or returned Product as Ingram determines in its sole discretion. All refused or returned Product held in Ingram's inventory will be subject to the storage fee described in paragraph 9 above; provided that as to any Product, such fee shall only begin accruing from the date Ingram provides PeoplePC written notice of the receipt and acceptance of such Product pursuant to clause
(i) of the first sentence of this paragraph 10. Except where it is determined to be commercially reasonable by Ingram to

                                       5.

re-box, Ingram will not be required to re-box any returned Product received and accepted by Ingram pursuant to this paragraph 10.

         11. Terms of Sale. The Products sold hereby are subject to Ingram's standard terms and conditions of sale as published on its website at www.ingrammicro.com. Ingram's standard terms and conditions of sale are subject to change without notice from time to time. However, to the extent that any of the terms and conditions of this First Amendment conflict with Ingram's standard terms and conditions of sale, the terms and conditions stated in this First Amendment will control. The Purchase Order shall be used to identify product type and quantity only and none of its terms shall affect the terms of sale as set forth herein or affect Ingram's standard terms and conditions of sale.

         12. Entire Agreement. This First Amendment, the Internet Resale Agreement, and Ingram's standard terms and conditions of sale represent the entire agreement between Ingram Micro and PeoplePC concerning the subject matter of this transaction. This First Amendment supersedes all prior understandings and communications on the subject matter of this transaction, whether oral or written. This First Amendment may only be modified by a writing executed by an authorized representative of Ingram Micro and of PeoplePC.

         13.  Confidentiality.

              a. This Agreement is and contains confidential information, and as such will not be disclosed to any third party without the express written consent of both parties, except that PeoplePC may disclose this Agreement to potential investors in or acquirers of PeoplePC who have agreed in writing to obligations of confidentiality at least as restrictive as those contained in this Agreement. The parties agree to disclose the terms and conditions of this Agreement only to their respective personnel with a need to know.

              b. For a period of two (2) years from the date of disclosure to the other party, both parties agree that they will not disclose to third parties the Confidential Information, as hereafter defined, of the other without the other party's prior written permission. Confidential Information shall mean all proprietary information and/or trade secrets regardless of the form in which it is transmitted, which (a) if disclosed in tangible form bears a legend indicating that it is confidential or proprietary; or (b) if disclosed orally or visually only, is identified as confidential or proprietary at the time of disclosure and is documented as such in writing and a non-confidential written summary of the disclosure is provided to the other party within thirty (30) days of the date of disclosure. Confidential Information will only be used by the parties in furtherance of this business relationship.

              c. The foregoing obligations not to disclose Confidential Information shall not apply with respect to a party's Confidential Information that: (i) was in the possession of or known by the other party without an obligation of confidentiality prior to receipt from the disclosing party, (ii) is or becomes general public knowledge through no fault or acts of the other party; (iii) is or becomes lawfully available to the other party from a third party which, to the other party's knowledge, is not subject to an obligation of confidentiality; (iv) is independently developed by the other party without use of any Confidential Information; or (v) the other party is advised by counsel is required to be disclosed by any governmental agency or pursuant to any

                                       6.

law, code or regulation, provided the disclosing party notifies the other party in writing as soon as it becomes aware of the disclosure requirement so as to afford the other party every opportunity to take whatever steps it deems necessary to protect the confidentiality of the information. The parties understand that the U.S. Securities and Exchange Commission ("SEC") may require disclosure of the Internet Resale Agreement as amended by this First Amendment. PeoplePC will request confidential treatment, however there is no assurance such treatment can be timely obtained, if at all. PeoplePC will undertake best efforts to provide Ingram with twenty-four's notice of any intended filing with the SEC of the Internet Resale Agreement as amended by this First Amendment (or, if the Internet Resale Agreement already has been filed with the SEC as of the date hereof, of any intended filing with the SEC of this First Amendment).

     IN WITNESS WHEREOF, the parties have executed this First Amendment with intent to be bound thereby.

PEOPLEPC, INC.                           INGRAM MICRO INC.

By:  _______________________________  By:  __________________________________
             Dan Kohler                              Larry C. Boyd
        Chief Operating Officer             Senior Vice President, U.S. Legal
                                                        Services

Facsimile No.: 415/837-3857           Facsimile No.: 714/577-9367
               Att'n: Dan Kohler                     Att'n: Larry C. Boyd
E-mail address: glen@peoplepchq.com   E-mail address:larry.boyd@IngramMicro.com

                                       7.

                                 ATTACHMENT A

                            FORM OF PURCHASE ORDER

                                       8.

                                                                   Exhibit 10.19

PEOPLEPC
100 Pine Street Suite 1100
San Francisco, Ca 94111
Phone: 415-732-4400 Fax: 415-837-3857
www.peoplepc.com

THIS NUMBER MUST APPEAR ON ALL INVOICES, PACKING SLIPS AND SHIPPING DOCUMENTS PERTAINING TO THIS ORDER.

SHIP ACCORDING TO THE PERMANENT ROUTING INSTRUCTIONS ON FILE WITH YOUR COMPANY. IF NOT ON FILE, CONTACT US AT (415) 732-4400.

Important Dates
Order Date                                           Ship To Arrive On

Resale Merchandise        Yes ___         No ___

Ship Via ________  Collect _________  Prepaid _________

Order Cancelled As Of: ________________________________

Ship Backorders:          Yes ___         No ___


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QUANTITY       UNIT              DESCRIPTION                     UNIT PRICE           TOTAL PRICE
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
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TOTAL

SPECIAL INSTRUCTIONS: _________________________________________________________

_______________________________________________________________________________


Order Placed by:
_______________________________________________________________________________


_______________________________________    ____________________________________
Typed or printed name of Vendor            Address of Vendor

_______________________________________    ____________________________________
Signature of person signing for Vendor

_______________________________________    ____________________________________
Typed or printed name of person signing    Date of signature of Vendor



*CONFIDENTIAL TREATMENT REQUESTED

                                 ATTACHMENT B

                    SECURITY, CONTROL AND ESCROW AGREEMENT

                                      10.

                    SECURITY, CONTROL AND ESCROW AGREEMENT

     THIS SECURITY, CONTROL AND ESCROW AGREEMENT (this "Agreement"), is entered into as of _______________ ___, 2000, by and among PeoplePC, Inc. ("PeoplePC"), Ingram Micro Inc., ("Ingram"), and U.S. Trust of California, N.A., as escrow agent ("U.S. Trust").

                             W I T N E S S E T H:

     WHEREAS, pursuant to Section 5(b) of the First Amendment to Internet Resale Agreement, dated as of July __, 2000 (the "First Amendment"), by and between PeoplePC and Ingram, PeoplePC has agreed, among other things, to maintain an interest bearing deposit account with a national bank acceptable to Ingram in its sole discretion, to fund such account from time to time in an amount equal to the Purchase Deposit (as defined in the First Amendment), and to grant Ingram a first priority security interest in the account and the funds maintained therein to secure certain obligations of PeoplePC to Ingram;

     WHEREAS, in accordance with Section 5(a) of the First Amendment, PeoplePC has caused to be opened a liquid money market account bearing account no. _____________ at U.S. Trust (the "Account"), bearing interest at the highest rate paid by U.S. Trust to its customers on deposits in excess of $1,000,000 in a liquid money market account;

     WHEREAS, the parties hereto desire (i) to grant to Ingram a first priority security interest in the Account and the funds on deposit therein, and the proceeds thereof, which security interest shall be perfected by "notice" and/or "control" pursuant to Divisions Eight and Nine of the California Commercial Code (the "CCC") and (ii) to provide for their respective rights regarding the Account.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms, and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

     1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the First Amendment.

     2. Grant of Security Interest. PeoplePC hereby grants to Ingram a security interest in all of its present and future right, title and interest in, to and under the Account and all funds from time to time on deposit therein, and the proceeds and products thereof. Such grant is made to secure the payment and performance of every obligation, covenant and agreement of PeoplePC under the First Amendment, and in any other instrument or agreement relating to the Products now or hereafter executed by PeoplePC at the request of Ingram which recites that the obligations thereunder are secured by this Agreement. Although PeoplePC's obligations to make all required Purchase Deposits are part of the secured obligations under this Agreement, if PeoplePC fails or refuses to make a required Purchase Deposit under the First Amendment, Ingram's remedy for such breach by PeoplePC shall be the right to refuse to accept more

Purchase Orders from PeoplePC, and/or order additional Product from HP, until either (i) PeoplePC has made the required Purchase Deposit, or (ii) at a subsequent Calculation Date, the Ingram Exposure has decreased such that the increase to the Purchase Deposit is no longer necessary. Further, with respect to any default by PeoplePC on any secured obligation that is not a monetary obligation, Ingram shall provide written notice of such default to PeoplePC at the fax number and e-mail address set forth in the First Amendment before seeking any recourse against the Deposit Account or the funds therein, and, to the extent such default is capable of being cured, Ingram shall not seek any recourse against the Deposit Account or the funds therein unless and until (i) ten (10) days have elapsed from the date of such written notice to People PC, and (ii) PeoplePC has failed to cure such default during such 10-day period.

     3.   Appointment of U.S. Trust as Agent; Establishment of Control Over
Account.

          (a) The parties to this Agreement hereby appoint U.S. Trust as escrow agent in accordance with the terms and conditions set forth herein, and U.S. Trust hereby accepts such appointment and agrees to act as escrow agent and to hold, safeguard, and disburse the Funds (as hereinafter defined) pursuant to the terms and conditions hereof. This Agreement expressly sets forth all of the duties of U.S. Trust with respect to any and all matters pertinent hereto. U.S. Trust shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement. The escrow period (the "Escrow Period"), shall begin on the date of this Agreement, and the escrow created hereunder shall continue until terminated by joint written instructions signed by PeoplePC and Ingram.

          (b) U.S. Trust hereby represents and agrees that (i) U.S. Trust has established the Account, (ii) the Account is an account to which financial assets are or may be credited, (iii) all property delivered to U.S. Trust by or on behalf of Ingram or PeoplePC for deposit to the Account will promptly be credited to the Account, and (iv) the funds credited to the Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the CCC. U.S. Trust shall not change the name or account number of the Account without the prior written consent of Ingram and PeoplePC (or, after receipt of notice pursuant to Section 3(c) that the security interest granted pursuant to
Section 2 of this Agreement has been released, only PeoplePC). The parties agree
(i) that this Agreement shall constitute notice of a security interest in a deposit account for the purposes of Section 9302(g)(ii) of the CCC as in effect in the State of California on the date hereof and (ii) that the security interest granted pursuant to Section 2 shall be perfected by "control" pursuant to Division Eight and/or Nine of the CCC, as in effect after June 30, 2001.

          (c) The Account shall bear interest at the highest variable rate paid from time to time by U.S. Trust to its customers with deposits in excess of $1,000,000, in a liquid money-market account (which rate, as of the date of this Agreement is 5.__%). U.S. Trust shall invest the Funds in money market funds which invest in short term securities issued or guaranteed as to principal and interest by the United States Government and repurchase agreements with respect to such securities.

          (d) If at any time U.S. Trust shall receive an Entitlement Order (as defined in Section 5(a) below) from Ingram directing U.S. Trust to transfer funds from the Account, U.S.

Trust shall comply with such Entitlement Order without further instruction or consent by PeoplePC or any other person or entity. If at any time Ingram notifies U.S. Trust in writing that the security interest granted pursuant to
Section 2 of this Agreement has been terminated or released, U.S. Trust shall thereafter comply with any written notification from PeoplePC with respect to the Account without further instruction or consent by Ingram or any other person or entity.

          (e) In the event that U.S. Trust has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Account or any funds credited thereto, U.S. Trust hereby agrees that such security interest shall be subordinate to the security interest of Ingram. The funds deposited to the Account will not be subject to deduction, set-off, banker's lien or any other right in favor of any person or entity other than Ingram (except that U.S. Trust may set off against amounts on deposit in the Account (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Account, and (ii) the face amount of any checks which have been credited to the Account but are subsequently returned unpaid because of uncollected or insufficient funds).

          (f) Except for the claims and interests of Ingram and PeoplePC in the Account, U.S. Trust does not know of any claim to, or interest in, the Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Account or in any financial asset carried therein, U.S. Trust will promptly notify Ingram and PeoplePC thereof.

     4.   Deposit and Investment of Funds.

          (a)  On the date hereof (the "Closing Date"), in accordance with
Section 5(a)(3) of the First Amendment, the sum of ______________ Dollars ($__________) has been deposited in the Account (the "Funds") to be held in accordance with this Agreement. Pursuant to Section 5(a)(3) of the First Amendment, PeoplePC shall from time to time deposit additional funds in the Account in order to maintain a balance therein equal to the Purchase Deposit.

          (b) All funds deposited from time to time to the Account, and all interest and other income from time to time earned with respect to the Funds, shall be deemed Funds hereunder and shall be invested as provided in this Agreement.

     5.   Disposition of Funds.

          (a) If U.S. Trust shall receive a written notice from Ingram, substantially in the form of Exhibit A hereto (an "Entitlement Order"), at any time during the Escrow Period, certifying (i) that Ingram is entitled, pursuant to the First Amendment, to payment from the Funds, (ii) the total amount Ingram is entitled to be paid from the Funds, and (iv) that Ingram has delivered a copy of such Entitlement Order, to PeoplePC, then U.S. Trust shall promptly (and in any event within two (2) business days following receipt of the Entitlement Order from Ingram) deliver to Ingram such amount of the Funds as Ingram shall have specified in the Entitlement Order.

          (b) If U.S. Trust shall receive a written notice from PeoplePC, countersigned by Ingram, substantially in the form of Exhibit B hereto (a "Withdrawal Notice"), at any time during the Escrow Period, certifying (i) that PeoplePC is entitled, pursuant to the First Amendment, to payment from the Funds, and (ii) the total amount PeoplePC is entitled to be paid from the Funds, then U.S. Trust shall promptly (and in any event within two (2) business days following receipt of the Withdrawal Notice from PeoplePC) deliver to PeoplePC such amount of the Funds as PeoplePC shall have specified in the Withdrawal Notice.

          (c) Within 10 days following the termination of the Escrow Period in accordance with joint written instructions received by U.S. Trust and signed by Ingram and PeoplePC (the "Final Release Date"), U.S. Trust shall release and pay to an account or accounts designated in writing by PeoplePC all remaining Funds and interest accrued thereon (the "Release Amount") for the benefit of PeoplePC.

     6. UCC-1 Financing Statements. Prior to or simultaneously with PeoplePC's execution hereof, PeoplePC will execute in accordance with the CCC, UCC-1 financing statements in form and substance satisfactory to Ingram as may be required by California law to perfect Ingram's security interest in the Deposit Account. Thereafter at any time and from time to time, upon demand of Ingram, PeoplePC shall give, execute, acknowledge, file and record any notice, financing statement, continuation statement, assignment, instrument, document or agreement that Ingram reasonably deems necessary or desirable to create, preserve, continue, perfect or validate any security interest intended to be created under this Agreement or to enable Ingram to enforce its rights with respect to any such security interest. PeoplePC authorizes Ingram, at PeoplePC's expense, to file multiple originals, or photocopies, carbon copies or facsimile copies of such UCC-1 financing statements with the appropriate filing officer or officers in the State of California, pursuant to the provisions of Chapter 9 of the CCC.

     7.   Exculpation and Indemnification of U.S. Trust.

          (a) U.S. Trust shall have no duties or responsibilities other than those expressly set forth herein, and no implied duties shall be read into this Agreement against U.S. Trust. U.S. Trust shall have no duty to enforce any obligation of any person to make any payment or delivery, to enforce any obligation of any persons to perform any other act, or, except as set forth in
Section 5 above, to direct or cause any payment or delivery to be made. U.S. Trust shall be under no liability to Ingram or PeoplePC or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Agreement referred to below and except for joint instructions given to U.S. Trust by Ingram and PeoplePC relating to the Funds, U.S. Trust shall not be obligated to recognize any agreement between any or all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

          (b) U.S. Trust shall not be liable to Ingram and PeoplePC or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best business judgment. U.S. Trust may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel

(including counsel chosen by U.S. Trust), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by U.S. Trust to be genuine and to be signed or presented by the proper person or persons. U.S. Trust shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to U.S. Trust signed by the proper party or parties and, if the duties or rights of U.S. Trust are affected, unless it shall give its prior written consent thereto.

          (c) Provided that U.S. Trust shall have acted in good faith and in the exercise of its own best business judgment, U.S. Trust shall not be responsible for the validity or genuineness of any signature or endorsement on any document or property received by it hereunder, nor shall U.S. Trust be responsible or liable to Ingram or PeoplePC or to anyone else in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. U.S. Trust shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by U.S. Trust pursuant to the provisions hereof.

          (d) U.S. Trust shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by U.S. Trust does not exist or has not occurred, without incurring liability to Ingram or PeoplePC or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best business judgment, in reliance upon such assumption.

          (e) Except in the case of U.S. Trust's intentional wrongdoing or gross negligence, U.S. Trust shall be indemnified and held harmless jointly and severally by Ingram and PeoplePC from and against any and all expenses, including reasonable attorneys' fees and disbursements, or losses suffered by U.S. Trust in connection with any action, suit or other proceeding by any third party involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of U.S. Trust hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies. The cost and expenses of enforcing this right of indemnification shall also be paid by Ingram and PeoplePC. This right of indemnification shall survive the termination of this Agreement and the removal or resignation of U.S. Trust.

     8. Compensation of U.S. Trust. U.S. Trust shall be entitled to compensation from PeoplePC for all services rendered by it hereunder according to the fee letter attached hereto as Exhibit C.

     9. Further Assurances. From time to time on and after the date hereof, Ingram and PeoplePC shall deliver or cause to be delivered to U.S. Trust such further documents and instruments and shall do and cause to be done such further acts as U.S. Trust shall reasonably request (it being understood that U.S. Trust shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

     10.  Termination of Agreement and Resignation of U.S. Trust.

          (a) This Agreement shall terminate on the final disposition of the monies and property held in escrow hereunder, provided that the rights of U.S. Trust and the obligations of Ingram and PeoplePC under Section 7 and 8 shall survive the termination hereof.

          (b) U.S. Trust may resign at any time and be discharged from its duties as escrow agent hereunder by giving Ingram and PeoplePC at least thirty
(30) days written notice thereof. As soon as practicable after its resignation, U.S. Trust shall turn over to a successor escrow agent appointed by Ingram and PeoplePC all monies and property held hereunder (less such amount as U.S. Trust is entitled to retain pursuant to Section 8) upon presentation of the document appointing the new escrow agent and its acceptance thereof. Thereafter, upon the request of either Ingram or PeoplePC, US Trust shall take all reasonable steps to cooperate with such successor escrow agent to assist in the smooth transfer and assumption of duties as escrow holder.

     11. Obligations Unconditional. PeoplePC's obligation to perform and observe the agreements and covenants contained in this Agreement shall be absolute and unconditional. Until such time as all of PeoplePC's obligations under the First Amendment have been fully paid and performed, PeoplePC (a) shall perform and observe all of its agreements and covenants contained in this Agreement; and (b) shall not terminate this Agreement for any cause, including without limitation any acts or circumstances that may constitute failure of consideration, commercial frustration of purpose, any change in the laws of the United States of America or of the State of California or any political subdivision of either of them.

     12. Notices. Any notice, request, instrument, document or other communication to be given hereunder or any change in the address for notice hereunder by any party hereto to any other party hereto shall be in writing, shall be deemed given upon receipt and shall be validly given if (a) delivered personally, (b) sent by telecopy with a hard copy thereafter sent via first-class mail within one (1) business day, (c) delivered by overnight express, or
(d) sent by registered or certified first-class mail, postage prepaid:

          If to PeoplePC to:

                    PeoplePC, Inc.
                    100 Pine Street, Suite 1100
                    San Francisco, CA  94111
                    Attention:  Dan Kohler, Chief Operating Officer
                    Telecopy:  (415) 837-3857
          with copies to:

                    Howard, Rice, Nemerovski, Canady,
                     Falk & Rabkin, P.C.
                    Three Embarcadero Center, Seventh Floor
                    San Francisco, CA 94111-4065
                    Attention:  Jeffrey L. Schaffer, Esq.
                    Telecopy:  (415) 217-5910

          If to Ingram to:

                    Ingram Micro, Inc.
                    1600 E. St. Andrew Place
                    P.O. Box 25125
                    Santa Ana, CA  92799-5125
                    Attention: Larry C. Boyd
                               Senior Vice President, U.S. Legal Services
                    Telecopy:  (714) 566-9369

          with copies to:

                    Sonnenschein, Nath & Rosenthal
                    685 Market Street, 6th Floor
                    San Francisco, CA 94105
                    Attention:  Charles R. Campbell, Esq.
                    Telecopy:

          If to U.S. Trust, to:

                    U.S. Trust of California, N.A.

                    ---------------------------------------
                    San Francisco, CA  94111
                    Attention:  Corporate Trust Department
                    Telecopy:  (415) __________
                    Telephone:  (415) __________

or at such other address for a party as shall be specified by like notice.

     13. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth herein.

     14. Successors and Assigns. This Agreement and the rights and obligations hereunder of U.S. Trust may be assigned by U.S. Trust only to a successor to its entire business. This Agreement and the rights and obligations hereunder of the other parties hereto may be assigned by those parties only to a successor to the relevant party's entire business or its shareholders upon liquidation. This Agreement shall be binding upon and inure to the benefit of each party's respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 13) their respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

     15. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     16. Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by all parties hereto. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     17. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED, AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

     18. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the day and year first above written.

                                          INGRAM MICRO INC.

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          PEOPLEPC, INC.

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          U.S. TRUST OF CALIFORNIA, N.A.

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                   EXHIBIT A


                          Ingram's Entitlement Order
                          --------------------------

                             [Ingram's Letterhead]


U.S. Trust of California, N.A.

______________________________________
San Francisco, CA  94111
Attention:  Corporate Trust Department

Re:  Account No. ____________/Entitlement Order

Ladies and Gentlemen:

The undersigned, being the duly elected and acting _______________ of Ingram Micro Inc. ("Ingram"), delivers this Entitlement Order pursuant to Section 5(a) of the Security and Escrow Agreement, dated as of July ___, 2000, by and among Ingram, PeoplePC, Inc. and U.S. Trust of California, N.A. (the "Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

The undersigned, for and on behalf of Ingram, hereby certifies as follows:

1. Pursuant to the First Amendment, Ingram is entitled to payment from the Funds in the amount of $__________.

2.   A copy of this Entitlement Order has been transmitted to PeoplePC.

Pursuant to Section 5(a) of the Agreement, please deliver $________ from the Funds to Ingram by wire transfer to the account designated below:

[Wiring Instructions]

                                         Sincerely,

                                         INGRAM MICRO INC.


                                         By:________________________
                                            Name:
                                            Title:

                                   EXHIBIT B


                         PeoplePC's Withdrawal Notice
                         ----------------------------

                            [PeoplePC's Letterhead]

U.S. Trust of California, N.A.

______________________________________
San Francisco, CA  94111
Attention:  Corporate Trust Department

Re:  Account No. ____________/Withdrawal Notice

Ladies and Gentlemen:

The undersigned, being the duly elected and acting _______________ of PeoplePC, Inc. ("PeoplePC"), delivers this Withdrawal Notice pursuant to Section 5(b) of the Security and Escrow Agreement, dated as of July ___, 2000, by and among PeoplePC, Ingram Micro Inc. and U.S. Trust of California, N.A. (the "Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

The undersigned, for and on behalf of PeoplePC, hereby certifies that, pursuant to the First Amendment, PeoplePC is entitled to payment from the Funds in the amount of $__________.

Pursuant to Section 5(a) of the Agreement, please deliver $________ from the Funds to PeoplePC by wire transfer to the account designated below:

[Wiring Instructions]

                                             Sincerely,

                                             PEOPLEPC, INC.


                                             By:_______________________
                                                Name:
                                                Title:

AGREED AND CONSENTED TO:

INGRAM MICRO INC.


By:________________________
   Name:
   Title:

                                  EXHIBIT C


                                  Fee Letter
                                  ----------